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                                                                    Exhibit 99.1

                                                           For Immediate Release

KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com


                    Keryx Biopharmaceuticals, Inc. Announces
                      Third Quarter 2003 Financial Results

  - Keryx to Hold Investor Conference Call Tomorrow, Tuesday, November 11, 2003
                               at 10:00 AM EST -


New York, New York (November 10, 2003) -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced the financial results for the third quarter ended September 30, 2003.

The net loss for the quarter ended September 30, 2003 of $(1,556,000), or $(0.07) per share, was $1,476,000 less than the net loss of $(3,032,000), or $(0.15) per share, for the year ago quarter. The decrease in net loss was primarily attributable to a $1,301,000 reduction in research and development expenses and a reduction of $174,000 in general and administrative expenses, resulting primarily from restructuring programs initiated in 2002 and 2003. The decrease was partially offset by lower interest income in the third quarter of 2003, as compared to the third quarter of 2002.

At September 30, 2003, the Company had cash, cash equivalents, interest receivable and investment securities of $19.7 million, compared to cash, cash equivalents, interest receivable and investment securities of $21.0 million at June 30, 2003 and $24.1 million at December 31, 2002.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "I am very pleased with the progress we have made to date, as we recently satisfied a major milestone which was the initiation of our Phase II/III U.S.-based clinical program for KRX-101, our advanced clinical-stage drug candidate for the treatment of diabetic nephropathy. We are also honored to have the support of the Collaborative Study Group, and its tremendous success and experience in this disease area, in this clinical program. We are excited about getting the program underway and strongly believe that the data from the Phase II portion of this Phase II/III clinical program will corroborate the robust results achieved in our 223-patient European Phase II study." Mr. Weiss added, "During the quarter, in connection with our S.O.A.R. program for KRX-101, we also initiated important scientific collaborations with leading investigators who we hope will help us unlock additional potential clinical applications for KRX-101 beyond diabetic nephropathy and shed additional light on the drug's mechanistic characteristics. We look forward to announcing additional S.O.A.R. collaborations in the near future."

Commenting on the financial results for the quarter, Mr. Weiss said, "In this quarter we proved once again that we are an extremely cost conscience organization that is able to achieve much on a modest budget. Our core group of highly-focused, highly-skilled individuals remains focused on building value in KRX-101 and in-licensing or acquiring additional pipeline products."

Keryx will host a conference call tomorrow, Tuesday, November 11, 2003 at 10:00 am EST. In order to participate in the conference call, please call 1-866-527-8676 (U.S.), 1-866-485-2399 (Canada), 1-800-227-297 (Israel),
0-800-917-4613 (UK), 0-800-903-025 (France),  0-800-563-309  (Switzerland),  and
0-800-182-6846 (Germany).

The audio recording of the conference call will be available for replay at www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx is currently conducting its U.S.-based Phase II/III clinical program. Keryx also has an active in-licensing program designed to identify and acquire clinical-stage drug candidates. Additionally, Keryx is seeking partners for its KinAceTM drug discovery technology and related products. Keryx Biopharmaceuticals is headquartered in New York City.


Some of the statements included in this press release, particularly those anticipating future financial performance, timelines for the completion of the KRX-101 Phase II/III clinical trial program and the release of data from this program, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including: our ability to successfully complete cost-effective clinical trials of KRX-101; the success of the S.O.A.R. program and its ability to develop uses for KRX-101 that can impact a number of disease states beyond diabetic nephropathy; the continued costs of our restructuring, including potential claims resulting from the termination of the operations of our subsidiaries in Israel; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended September 30, 2003. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in Keryx's website is not incorporated by reference into this press release and is included as an inactive textual reference only.

                               (Tables to Follow)

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                         Keryx Biopharmaceuticals, Inc.
                      Selected Consolidated Financial Data
           (Thousands of US Dollars, Except Share and Per Share Data)


Statement of Operations:

                                                  Three Months Ended September 30,     Nine Months Ended September 30,
                                                            (unaudited)                          (unaudited)
                                                       2003               2002              2003               2002
                                                  ------------       ------------       ------------       ------------
OPERATING EXPENSE:
Research and Development
     Non-cash compensation                        $         --       $       (195)      $       (515)      $     (1,539)
     Other research and development                        810              2,306              4,735              7,565
                                                  ------------       ------------       ------------       ------------
       Total research and development                      810              2,111              4,220              6,026
                                                  ------------       ------------       ------------       ------------

General and administrative
     Non-cash compensation                        $         17       $          2       $         69       $         (6)
     Other general and administrative                      763                952              2,632              3,344
                                                  ------------       ------------       ------------       ------------
      Total general and administrative                     780                954              2,701              3,338
                                                  ------------       ------------       ------------       ------------

LOSS FROM OPERATIONS                                    (1,590)            (3,065)            (6,921)            (9,364)

OTHER INCOME (EXPENSE):
     Financing income, net                                  34                 69                184                403
     Taxes on income                                        --                (36)              (116)               (25)
                                                  ------------       ------------       ------------       ------------

NET LOSS                                          $     (1,556)      $     (3,032)      $     (6,853)      $     (8,986)
                                                  ============       ============       ============       ============

NET LOSS PER COMMON SHARE
     Basic and diluted                            $      (0.07)      $      (0.15)      $      (0.33)      $      (0.45)
                                                  ============       ============       ============       ============

SHARES USED IN COMPUTING NET LOSS PER COMMON
SHARE
Basic and diluted                                   21,107,158         19,907,185         20,623,339         19,898,246
                                                  ============       ============       ============       ============

Balance Sheet:
                                         September 30, 2003    December 31, 2002
                                         ------------------    -----------------
                                                (unaudited)            (audited)
Cash, cash equivalents, interest
 receivable and investment securities            $   19,743           $   24,131
Total assets                                         20,487               29,103
Accumulated deficit                                (52,355)             (45,502)
Stockholders' equity                                 19,182               26,330